Exhibit 77D-Policies with respect to Security Investment

The changes below were effective as of February 1, 2006.

ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.
NEW YORK PORTFOLIO


	FORMER POLICIES				CURRENT POLICIES

Investment Objective:

Fundamental:					Non-fundamental:

The investment objective of			The investment objective of
the Portfolio is to earn the			the Portfolio is to earn the
highest level of current			highes level of current income,
income, exempt from Federal			exempt from Federal and state
and state taxation to the			taxation to the extent described
extent described in the				in the Prospectus, that is available
Prospectus, that is available			without assuming what Alliance
without assuming what Alliance			considers to be undue risk, by
considers to be undue risk, by			investing principally in high-
investing principally in			yielding,predominantly medium
high-yielding, predominantly			quality, municipal securities.
medium quality, municipal
securities.


Fundamental Investment Policies:

The Portfolio may not invest			The Portfolio may not concentrate
25% or more of its total assets			investments in an industry, as
in the securities of issuers			concentration may be defined under
conducting their principal			the 1940 Act or the rules and
business activities in any one			regulations thereunder (as such
industry, provided that for			statute, rules or regulations may be
purposes of this policy (a)			amended from time to time) or
there is no limitation with			by guidance regarding,interpretations,
respect to investments in			or exemptive orders under, the 1940
municipal securities issued			Act or the rules or regulations
by governmental users (including		thereunder published by appropriate
private activity bonds issued			regulatory authorities.
by governmental users), U.S.
Government securities,
certificates of deposit,
bankers acceptances and
interest-bearing savings
deposits, and (b) consumer
finance companies, industrial
finance companies and gas,
electric, water and telephone
utility companies are each
considered to be separate
industries.  For purposes of
this restriction, the
Portfolio will regard the
entity which has the primary
responsibility for the payment
of interest and principal as
the issuer.


The Portfolio may not pledge,			Policy eliminated.
hypothecate, mortgage or
otherwise encumber its assets,
except in an amount of not
more than 15% of the value
of its total assets, to
secure borrowing for
temporary or emergency
purposes.

The Portfolio may not make			Policy eliminated.
short sales of securities
or maintain a short
position.

The Portfolio may not				Fundamental policy eliminated.
purchase securities on
margin.

						Non-fundamental policy:
						The Portfolio may not purchase
						securities on margin, except (i)
						as otherwise provided under rules
						adopted by the SEC under the 1940
						Act or by guidance regarding the
						1940 Act, or interpretations thereof,
						and (ii) that the Portfolio may
						obtain such short-term credits as
						are necessary for the clearance of
						portfolio transactions, and the
						Portfolio may make margin payments
						in connection with futures contracts,
						options, forward contracts, swaps, caps,
						floors, collars and other financial
						instruments.

The Portfolio may not				Policy eliminated.
participate on a joint or
joint and several basis in
any securities trading account.

The Portfolio may not issue			The Portfolio may not issue any
any senior security within the			senior security (as that term is
meaning of the 1940 Act.			defined in the 1940 Act) or borrow
						money, except to the extent
						permitted by the 1940 Act or the
						rules and regulations thereunder
						(as such statute, rules or
						regulations may be amended from
						time to time) or by guidance
						regarding, or interpretations of,
						or exemptive orders under, the
						1940 Act or the rules or
						regulations thereunder published
						by appropriate regulatory authorities.
						For the purposes of this restriction,
						margin and collateral arrangements,
						including, for example, with respect
						to permitted borrowings, options,
						futures contracts, options on futures
						contracts and other derivatives such
						as swaps are not deemed to involve
						the issuance of a senior security.

The Portfolio may not				Policye eliminated. See policy above.
borrow money except from
banks for temporary or
emergency purposes,
including the meeting of
redemption requests which
might require the untimely
disposition of securities.
Borrowing in the aggregate
may not exceed 20%, and
borrowing for purposes
other than meeting
redemptions may not exceed
5% of the value of the
Funds total assets
(including all borrowings
by the Portfolio) less
liabilities (not including
all borrowings by the
Portfolio) at the time
the borrowing is made.
Outstanding borrowings in
excess of 5% of the value
of the Funds total assets
will be repaid before any
subsequent investments
are made.


The Portfolio may not				The Portfolio may not make
make loans of its assets			loans except through (i) the
to any person, except for			the purchase of debt obligations
(i) the purchase of publicly			in accordance with its investment
distributed debt securities,			objectives and policies; (ii) the
(ii) the purchase of				lending of portfolio securities;
non-publicly distributed			(iii) the use of repurchase
securities subject to				agreements; or (iv) the making of
[the next policy], and				loans to affiliated funds as
(iii) entering into				permitted under the 1940 Act, the
repurchase agreements.				rules and regulations thereunder
						(as such statutes, rule or regulations
						may be amended from time to time), or
						by guidance regarding, and
						interpretations of, or exemptive
						orders under, the 1940 Act.


The Portfolio may not				The Portfolio may not act as an
act as an underwriter of			underwriter of securities of other
securities of other issuers,			issuers, except that the Portfolio
except that a Portfolio may			may acquire restricted securities
acquire restricted or not			under circumstances in which,
readily marketable				if such securities were sold,
securities under circumstances			the Portfolio might be deemed
where, if such securities were			to be an underwriter for purposes
sold, the Fund might be deemed			of the Securities Act of 1933,
to be an underwriter for			as amended (the Securities Act).
purposes of the Securities
Act of 1933.


The Portfolio may not invest			The Portfolio may not purchase
in commodities or commodity			or sell commodities regulated by
contracts, except that the			the Commodity Futures Trading
Portfolio may invest in				Commission under the Commodity
futures contracts and				Exchange Act or commodities contracts
options thereon.				except for futures contracts
						and options on futures contracts.

Related non-fundamental policy.			Related non-fundamental policy
						eliminated.
The Portfolio will not
enter into a futures
contract or option on a
futures contract if
immediately thereafter
the market values of
the outstanding futures
contracts of the
Portfolio and the
futures contracts
subject to outstanding
options written by the
Portfolio would exceed
50% of its total assets.


The Portfolio may not				The Portfolio may not purchase
purchase or sell real				or sell real estate except that
estate.						it may dispose of real estate acquired
						as a result of the ownership of
						securities or other instruments.
						This restriction does not prohibit
						the Portfolio from investing in
						securities or other instruments
						backed by real estate or in
						securities of companies engaged
						in the real estate business.


Non-fundamental Investment Policies:

The Portfolio will limit its 			The Portfolio will limit its
investment in illiquid 				investment in illiquid securities
securities to 10% of its			to no more than 15% of net
net assets.					assets or such other amount
						permitted by guidance
						regarding the 1940 Act.

The Portfolio may invest			The Portfolio may invest in
up to 35% or more of its			zero coupon securities.
total assets in zero
coupon securities.

No forward commitment will			The Portfolio may enter into forward
be made by the Portfolio 			commitments.

if, as a result, the
Portfolios aggregate
forward commitments under
such transactions would be
more than 20% of its total
assets.




SK 00250 0450 682191






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